                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                               NEDAK ETHANOL, LLC
                (Name of registrant as specified in its charter)

                 Nebraska                                20-0568230
 (State of incorporation or organization)   (I.R.S. Employer Identification No.)

87590 Hillcrest Road, P.O. Box 391, Atkinson, Nebraska           68713
       (Address of principal executive offices)                (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

    Title of each class                         Name of each exchange on which
    to be so registered                         each class is to be registered
           None                                               None

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General
Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General
Instruction A.(d), check the following box. |X|

Securities Act registration statement file number to which this form relates:
_____________________ (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

                                Membership Units
                                (Title of class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

         NEDAK Ethanol, LLC (the "Registrant") hereby incorporates the description of the Registrant's Membership Units contained under the heading
"Description of Membership Units" in the Prospectus included in the Registrant's registration statement on Form SB-2 filed with the Securities and Exchange
Commission (File No. 333-130343), as declared effective by the Commission on
June 15, 2006, and all amendments to such Registration Statement subsequently filed with the Commission.

Item 2.  Exhibits.

 Exhibit No.   Description

     1.        Articles of Organization and First Amendment thereto
               (incorporated by reference to Exhibit 3.1 of the Registrant's
               Registration Statement on Form SB-2, filed December 15, 2005).

     2.        Second Amendment to Articles of Organization (incorporated by reference to Exhibit 3 (i) of Report on Form 8-K filed January
               23, 2007).

     3.        Restated Operating Agreement (incorporated by reference to
               Appendix A to the Registrant's Registration Statement on Form
               SB-2, filed December 15, 2005).

     4.        Form of Membership Unit Certificate (incorporated by reference to
               Exhibit 4.1 of the Registrant's Registration Statement on Form
               SB-2, filed December 15, 2005).

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange
Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                       NEDAK Ethanol, LLC

Date: April 30, 2007                   By: /s/ Jerome Fagerland
                                           Jerome Fagerland, President